AXP Strategy Series, Inc.
File No. 2-89288/811-3956

Exhibit (d)(1):     Investment Management Services Agreement, dated
                    July 1, 1999.

Exhibit (i):        Opinion and Consent of Counsel, dated June 15, 2000.

Exhibit (j):        Independent Auditors' Consent, dated June 15, 2000.